Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
SHILOH INDUSTRIES, INC.

Shiloh Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

1. The name of the corporation is Shiloh Industries, Inc. (the "Company"). The date of filing of the Company's original Certificate of incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was April 30, 1993.

2. The Original Certificate was amended and restated by the filing of the Restated Certificate of lncorporation of the Company (the "Restated Certificate") with the Secretary of State of the State of Delaware on June 23, 1993.

3. The Restated Certificate was amended by the filing of the Certificate of Designation with the Secretary of State of the State of Delaware on January 7, 2002.

4. The following amendment to the Restated Certificate was duly approved by the Company's Board of Directors and duly adopted at an annual meeting of the stockholders of the Corporation in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

5. The current text of Section 1 of Article FOURTH of the Restated Certificate is hereby amended to read in its entirety as follows:

"FOURTH: Section 1. Authorized Stock. The total number of shares of which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter called "Preferred Stock"), and 50,000,000 shares of Common Stock, par value $.01 per share (hereinafter called "Common Stock")."

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by an authorized officer of the Company this 9th day of March, 2016.

By: /s/ Kenton M. Bednarz

Name: Kenton M. Bednarz
Title: Vice President, Legal
and Government Affairs and
Secretary of the Company

RESTATED CERTIFICATE OF INCORPORATION
OF
SHILOH INDUSTRIES, INC.

The present name of the Corporation is Shiloh Industries, Inc. The Corporation was originally incorporated under the name of Shiloh Industries, Inc. on April 30, 1993. This Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

FIRST: The name of the Corporation is Shiloh Industries, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is located at the Corporation Service Company, 1013 Centre Street, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: Section 1. Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 30,000,000 shares, consisting of 5,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter called “Preferred Stock”), and 25,000,000 shares of Common Stock, par value $.01 per share (hereinafter called “Common Stock”).

     Section 2. Preferred Stock. Subject to any limitations prescribed by law, this Restated Certificate of Incorporation as from time to time amended (this “Restated Certificate of Incorporation”) or the (“By-Laws”), the Preferred Stock may be issued from time to time in one or more series of any number of shares, and with distinctive serial designations. The Board of Directors of the Corporation hereby is authorized to provide for the issuance of shares of Preferred Stock in series, any by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not limited to, determination of the following:

a. The designation of the series, which may be by distinguishing number, letter and/or title;

b. The number of shares of the series, which number may thereafter (except where otherwise provided in the creation of the series) be increased or decreased (but not below the number of shares thereof then outstanding);

c. The dividends, if any, for shares of the series (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times as may be permitted under applicable law, and payable in preference to, or in such relation to, the dividends on any other class or classes or of any other series of stock;

d. The redemption rights, if any, of the Corporation or the holders, and, if so, the time or times, the redemption price or prices or rate or rates and any adjustments thereof for shares of the series and the consideration payable for such redemption;

e. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
f. The rights of such shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g. Whether the shares of the series shall be convertible into, or exchangeable for, at the option of either the holders or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and, if so, the specification of such other class or series, the price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

h. The voting rights, if any, of the holders of such series; and

g. Such other designations, powers, preferences and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. Common Stock. a. Except as otherwise provided by law, this Restated Certificate of Incorporation or the By-Laws or by the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Restated Certificate of Incorporation, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of Directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

b. Except as otherwise provided by law, this Restated Certificate of Incorporation or the By-Laws or by the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Restated Certificate of Incorporation, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

c. Except as otherwise provided by law, this Restated Certificate of Incorporation or the By-Laws or by the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Restated Certificate of Incorporation, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount, if any, for which they shall be entitled pursuant to the terms and conditions of any and all series of Preferred Stock issued pursuant to the terms of this Restated Certificate of Incorporation, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.
FIFTH: The Board of Directors shall have the power to make, amend and repeal the By-Laws. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders in the manner provided in the By-Laws. The Corporation may in the By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

SIXTH: Subject to the rights of the holders of any and all series of Preferred Stock,

a. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

b. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or the President of the Corporation or by the Secretary of the Corporation within 10 calendar days after receipt of the written request of the Board of Directors of the Corporation.

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has bene brought before such meeting in the manner provided in the By-Laws. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article Sixth. For purposes of this Article Sixth of this Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

SEVENTH: Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, the number of the Directors of the Corporation will not be less than three nor more than 15 and will be fixed from time to time in the manner described in the By-Laws. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. The Directors first elected to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 1994; the Directors first elected to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 1995; and the Directors first elected to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 1996; with the member of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Corporation need not be written ballot unless requested in writing by the Chairman or by the holders of a majority of the Voting Stock (as defined in Article Sixth), present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

Section 2. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section 3. Removal. Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 3. At any annual meeting or special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director of Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock (as defined in Article Sixth), voting together as a single class, may remove such director or Directors for cause.

Section 4. Amendment, Repeal, Etc. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 66 2/3% of the Voting Stock (as defined in Article Sixth), voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with, this Article Seventh.

EIGHTH: Section 1. Personal Liability. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

Section 2. Indemnification. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, or officer, of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect. The right of indemnification provided in this Section 2 shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and shall be applicable to matters otherwise within its scope irrespective of whether such matters arose or arise before or after the adoption of this Article Eighth. Without limiting the generality or the effect of the foregoing, the Corporation may adopt By-Laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Eighth.

Section 3. Amendment, Repeal or Modification. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the amendment or repeal of, or the adoption of any provision inconsistent with, this Article Eighth shall require the affirmative vote of the holders of at least 66 2/3% of the Voting Stock (as defined in Article Sixth), voting together as a single class. Any such amendment, repeal or adoption shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, repeal or adoption.

IN WITNESS WHEREOF, the foregoing Restated Certificate of Incorporation, having been duly adopted by the stockholders of Shiloh Industries, Inc. n a Written Consent of Stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware has been duly signed by James C. Fanello, Executive Vice President of the Corporation, and attested by David J. Hessler, Secretary of the Corporation, this 23rd day of June, 1993.

SHILOH INDUSTRIES, INC.

By: /s/ James C. Fanello
--------------------
James C. Fanello
Executive Vice President

Attest:

By: /s/ David J. Hessler
----------------------
David J. Hessler
Secretary

SHILOH INDUSTRIES, INC.

CERTIFICATE OF DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES A
PREFERRED STOCK AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS THEREOF

--------------------------------------------------

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

--------------------------------------------------

     The undersigned officers of Shiloh Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), do hereby certify:

     That, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by the Company's Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"),the Board of Directors hereby authorizes the issuance of 100,000 shares of the Series A Preferred Stock, par value $.0l per share (the "Series A Preferred Stock"), hereinafter provided for and establishes the voting power thereof and further authorizes a committee of such Board of Directors consisting of the disinterested members (the "Committee") to fix the designations and any preferences or rights of such shares as provided pursuant to Section 151 of the General Corporation Law of the State of Delaware.

     At a meeting, the Committee duly adopted the following resolution:

    RESOLVED, that, pursuant to the authority vested in the Board of Directors in accordance with the Certificate of Incorporation, a new series of Preferred Stock of the Company is hereby designated as the Series A Preferred Stock.

     The designations and amount and the voting power, preferences and relative, participating, optional and other rights of the shares of Series A Preferred Stock, and the qualifications, limitations or restrictions thereof, are as set forth below:

(a) Designation and Amount. The shares of such series of preferred stock shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 100,000, which number may be, from time to time, increased only with the approval of the holders of a majority of the shares of the then outstanding Series A Preferred Stock or decreased, but not below the number of shares of Series A Preferred Stock then outstanding, by the Board of Directors.

    (b) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Company's common stock, par value $.01 per share ("Common Stock"), and to all classes and series of capital stock of the Company now or hereafter authorized, issued or outstanding that by their terms expressly provide that they are junior to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution (collectively, the "Junior Securities"). All shares of Series A Preferred Stock shall be of equal rank with each other.

    (c) Dividends. The holders of record of shares of Series A Preferred Stock to receive cumulative dividends, at the rate of $5.75 per share (5.75%) per annum (subject to adjustment for any stock dividends, combinations or splits with respect to such shares), if, when and as declared by the Board of Directors out of the assets of the Company legally available therefor.

     As long as any shares of Series A Preferred Stock remain outstanding, the Company shall not declare or pay on or set apart for the Common Stock or any Junior Securities any dividend or other distribution whatsoever, except for dividends payable in shares of Common Stock with respect to shares of Common Stock outstanding, unless all accrued dividends on the then outstanding shares of Series A Preferred Stock shall have first been paid or shall have been declared and set apart for payment to the holders of the Series A Preferred Stock.

    (d) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), each holder of Series A Preferred Stock shall be entitled to be paid out of the assets that may be legally distributed to the Company's stockholders, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any assets on any shares of Common Stock or Junior Securities, an amount per share equal to $100.00 per share of the Series A Preferred Stock, subject to adjustment for any stock dividends, combinations or splits with respect to such shares, plus all accrued but unpaid dividends thereon (the "Liquidation Preference"). After the payment of the Liquidation Preference, the remaining assets of the Company shall be distributed to the holders of shares of Common Stock and Junior Securities. If upon Liquidation the assets legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this paragraph (d), then the entire assets of the Company legally available for distribution will be distributed among the holders of the Series A Preferred Stock with equal priority and pro rata in proportion to the amounts they would otherwise be entitled to receive pursuant to this paragraph (d). Whenever the distribution provided for in this paragraph (d) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

    (e) Voting. Except as otherwise required under the General Corporation Law of the State of Delaware and other applicable law, the holders of the Series A Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

    (f) Conversion. The Series A Preferred Stock shall not be convertible into, or exchangeable for, any other shares of the Company's capital stock.

    (g) Redemption.

(i) On or prior to December 15 of any year that any shares of Series A Preferred Stock remain outstanding (each such date, a "Redemption Date"), the Company may elect, at its sole option, to redeem any or all of the shares of Series A Preferred Stock then outstanding, in cash out of funds legally available therefor, at a price of $100.00 per share, subject to adjustment for any stock dividends, combinations or splits with respect to such shares, plus all accrued but unpaid dividends thereon (the "Redemption Price").

(ii) The Company shall provide each holder of Series A Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Company), not earlier than sixty (60) nor later than twenty (20) days before the applicable Redemption Date. The notice of redemption shall specify (A) the Redemption Date; (B) the number of shared to be redeemed; (C) the amount of the Redemption Price; and (D) the place of the holders of Series A Preferred Stock may obtain payment of the Redemption Price upon surrender of their certificates. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such share will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued forthwith.

     (h) Series Protective Provisions. So long as shares of Series A Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting as a separate class, amend the Certificate of Incorporation or By-laws in any manner that would alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock so as to adversely affect such Series A Preferred Stock.

    (i) No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise will be reissued, and all such shares will be cancelled and retired.

    (j) Preemptive Rights. Except as set forth herein, the shares of Series A Preferred Stock shall not entitle any holder to acquire, or have any rights, preemptive or otherwise, with respect to any issuance, sale, transfer, disposition or acquisition of any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

    (k) Transfer Restrictions.

(i) Prior to any proposed transfer of any shares of the Series A Preferred Stock, the holder thereof shall give written notice to the Company of his intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933 (the "Securities Act"), whereupon such holder shall be entitled to transfer the shares of the Series A Preferred Stock in accordance with the terms of the notice. No transfer shall be effective until such transfer is reflected on the register for the Series A Preferred Stock maintained by the Company's transfer agent. Each certificate transferred as above provided shall bear the legend set forth in paragraph (k)(ii) below, except that such certificate or instrument shall not bear such legend if (A) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, (B) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (C) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such shares of Series A Preferred Stock in a public sale without registration under the Securities Act.

(ii) Each certificate representing shares of the Series A Preferred Stock shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable laws):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND LAWS IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, IS DELIVERED TO THE COMPANY PROVIDING THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED."

The Company's transfer agent shall refuse to register any attempted transfer of shares of the Series A Preferred Stock not in compliance with this paragraph (k).

IN WITNESS WHEREOF, Shiloh Industries, Inc. has caused this Certificate of Designation to be executed in its corporate name by John F. Falcon, its President and Chief Executive Officer, and attested by David J. Hessler, its
Secretary, this 31st day of December, 2001.

SHILOH INDUSTRIES, INC.

By: /s/ John F. Falcon
--------------------
John F. Falcon
President and Chief Executive
Officer
Attest:

By: /s/ David J. Hessler
----------------------
David J. Hessler
Secretary